Exhibit 10.4

PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (this “Agreement”) is entered into as of September 4, 2023, by and among Mars Acquisition Corp., a Cayman Island exempted company (“SPAC”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech” or the “Company”), Pubco (as herein defined) and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”) (collectively the “Parties”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Recitals

WHEREAS, SPAC was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business;

WHEREAS, the Company expects to enter into a Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), with (i) SPAC, (ii) ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser (“Pubco”), (iii) Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco, (iv) Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco; and (v) Dolan Falconer in the capacity as the representative from and after the Effective Time for the Company Holders as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of this Agreement;

WHEREAS, in connection with the Business Combination Agreement, subject to the terms and following the satisfaction of certain conditions set forth therein, the following transactions are expected to occur (among others detailed in the Business Combination Agreement): (i) Mars Merger Sub I Corp. shall merge with and into SPAC, with SPAC continuing as the surviving entity, and, in connection therewith, each SPAC ordinary share (“SPAC Ordinary Share”) issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holder thereof to receive, with respect to each SPAC Ordinary Share that is not redeemed, one share of Pubco common stock (“Pubco Common Stock”); (ii) Mars Merger Sub II LLC shall merge with and into the Company, with the Company continuing as the surviving entity (“Survivingco”), and, in connection therewith, (A) the Company units issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock, and (B) all other Company Convertible Securities shall be terminated; and (iii) as a result of such Mergers, the SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which prior to or concurrently with the closing of the Business Combination (the “Business Combination Closing”), the Purchaser shall purchase the lesser of 1.5 million SPAC Ordinary Shares or such number of SPAC Ordinary Shares as shall, following the Business Combination, not exceed 9.9% of the total number of shares of Pubco Common Stock to be outstanding (the shares to be purchased, the “Forward Purchase Shares”) for an amount per share no higher than the trust redemption price (“Redemption Price”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Sale and Purchase of Shares.

(a)	Forward Purchase Shares.

Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Forward Purchase Shares in open market purchases for no greater than the Redemption Price indicated by the SPAC’s most recent periodic report (the “Prepaid Forward Purchase Price”). As a result of the Business Combination, each Forward Purchase Share shall convert into one share of Pubco Common Stock (“Purchased Shares”). Upon the Business Combination Closing, the Purchased Shares shall be allocated on a 14 to 1 basis (“Share Ratio”) between “Prepaid Forward Purchase Shares” and “Commitment Shares”. For example, if the entire 1.5 million Forward Purchase Shares are acquired by the Purchaser, 1.4 million shall be allocated to Prepaid Forward Purchase Shares and 100,000 shall be allocated to Commitment Shares.

(i)             No later than the date any assets from SPAC’s trust account are disbursed in connection with the Business Combination, SPAC, the Company and Pubco shall cause Purchaser to be paid directly, out of the funds so disbursed, a cash amount (the “Prepayment Amount”) equal to the number of Purchase Shares multiplied by the Redemption Price. The Parties shall use commercially reasonable effort to set up an escrow account to hold the Forward Purchase Shares.

(ii)           Upon the sales of the Prepaid Forward Purchase Shares by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to Pubco, subject to adjustments and provided in Section 1(a)(iii). On the earlier of (i) five (5) days after the date that Pubco, SPAC or the Company breaches this Agreement if such breach is not cured or (ii) the date that is eighteen (18) months after the Business Combination Closing (the “Maturity Date”), any Prepaid Forward Purchase Shares not sold by the Purchaser will be returned to Pubco and any remaining amounts in respect of the Prepaid Forward Purchase Shares will be retained by Purchaser, less any amounts still owed to Pubco from sales effected prior to the Maturity Date. Should all Prepaid Forward Purchase Shares be sold pursuant to the terms of this Agreement, the Maturity Date shall be accelerated to the date one day after the full settlement of such sales.

(iii)          Until the Maturity Date, the Purchaser agrees to the following sales conditions for the Prepaid Forward Purchased Shares and Commitment Shares – (a) On a daily basis, all sales must either (i) equal or exceed the “Reference Price”, where the Reference Price will initially equal the Redemption Price and (ii) at Pubco’s option, may be reduced (but never increased) at any time to the VWAP for the preceding 10 trading days but in no event less than $10.00 per share (the “Floor”) unless in Pubco’s sole discretion, the Floor is lowered. Any reset of the Reference Price shall be accomplished through a written notice from Pubco to Purchaser pursuant to Section 8(a). Prior to Maturity, the Purchaser may sell Commitment Shares in proportion to the sale of Prepaid Forward Purchase Shares based on the Share Ratio.

(iv)          In the event that the Purchaser owns in excess of 9.9% of Pubco’s outstanding ordinary shares (the “Ownership Limit”) at the Business Combination Closing, Purchaser shall return to Pubco a number of Prepaid Forward Purchase Shares such that after the return of such Prepaid Forward Purchase Shares it will own no more than the Ownership Limit. Purchaser shall retain the Redemption Price associated with any Prepaid Forward Purchase Shares returned pursuant to this paragraph.

2.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)           Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)           Sophistication. Purchaser and each of the funds managed by or affiliated with Purchaser for which Purchaser is acting as nominee, as applicable, (x) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (y) is acquiring the securities hereunder only for his, her or its own account and not for the account of others, or if Purchaser is subscribing for the securities as a fiduciary or agent for one or more investor accounts, Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (z) is not acquiring the securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser is a sophisticated investor, experienced in investing and other relevant business matters, including with respect to private investments of a similar nature, as to be capable of independently evaluating the merits and risks with regard to all transactions and investment strategies involving a security or securities investment in general and specifically with regard to an investment in the securities offered hereby, and exercised independent judgment in evaluating Purchaser’s participation in the purchase of the securities. Purchaser is not an entity formed for the specific purpose of acquiring the securities.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with the Company’s management.

(g)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the SPAC, and the Company, as applicable, in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the SPAC and the Company, any person on behalf of the SPAC and the Company or any of their affiliates (collectively, the “Company Parties”).

3.             Representations and Warranties of the Company Parties. The SPAC and Company severally, and not jointly, represent and warrant to the Purchaser as follows:

(a)           Incorporation and Corporate Power. The SPAC and the Company are duly formed and validly existing as a companies under the under the laws of the Cayman Islands and State of Delaware, respectively and have all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. If the Business Combination Closing occurs, the Pubco will be duly incorporated and validly existing as a corporation under the laws of the State of Delaware and will have all requisite corporate power to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. All action required to be taken by the SPAC’s and the Company’s Board of Directors in order to authorize the SPAC and the Company to enter into this Agreement have been taken. This Agreement, when executed and delivered by the Company Parties, shall constitute the valid and legally binding obligation of the Company Parties, enforceable against the Company Parties in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company Parties, of, if the Business Combination Closing occurs, Pubco, in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any.

(d)           Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the SPAC or the Company’s, as applicable, the organizational documents, as they may be amended from time to time, or other governing documents of the Company Parties , as applicable, (ii) of any instrument, judgment, order, writ or decree to which the Company Parties, as applicable, is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company Parties, as applicable, is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company Parties, as applicable, is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company Parties, as applicable, in each case (other than clause (i)) which would have a material adverse effect on the Company Parties, as applicable, or its ability to consummate the transactions contemplated by this Agreement; provided that to the extent that a waiver or consent is required in order to issue the Purchased Shares, such consent will be obtained prior to issuing the Purchased Shares.

(e)           SEC Filings. None of the Company Parties’ reports and other filings with the United States Securities and Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)            The representations and warranties made by SPAC and Company in the Business Combination Agreement are true and correct, as qualified by the Purchaser Disclosure Schedules or the Company Disclosure Schedules, as applicable, and except to the extent that any failure to be so true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect), individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the assets, business, liabilities, results of operations, or condition (financial or otherwise) of SPAC or the Company, as applicable, or the ability of SPAC or the Company, as applicable, to consummate the transactions contemplated hereby.

(g)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company Parties, as applicable, this offering or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.             Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)           Lock-up; Transfer Restrictions. The Purchaser agrees that until the earlier of the Maturity Date and the date all Prepaid Forward Purchase Shares have been sold, it shall not directly or indirectly transfer any Prepaid Forward Purchase Shares, Purchased Shares or Commitment Shares except as in compliance with this Agreement.

(b)           No Hedging, etc.. Prior to the Maturity Date, the Purchaser agrees to not to (i) short, (ii) trade in publicly-traded options, puts, calls, or other derivative instruments related to Pubco’s equity or debt securities or (iii) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Pubco.

(c)           Company Option. Pubco and Purchaser may agree to increase the size of the facility through the issuance of warrants with underlying registration rights. The precise mechanism for increasing the size of the facility through warrants shall be mutually agreed to by the Company Parties and the Purchaser prior to formalization.

(d)           Trust Account.

(i)            The Purchaser hereby acknowledges that it is aware that the SPAC has established a trust account for the benefit of its public stockholders (the “Trust Account”). The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the trust account, or any other asset of the SPAC as a result of any liquidation of the SPAC, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it.

(ii)           The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it. In the event the Purchaser has any Claim against the SPAC under this Agreement, the Purchaser shall pursue such Claim solely against the SPAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

5.             Additional Agreements, Acknowledgements and Waivers of SPAC and the Company.

(a)           SPAC and the Company shall comply with the Securities and Exchange Commission’s guidance, including Compliance and Disclosure Interpretation No. 166.01, for all relevant disclosure in connection with this Agreement and the transactions contemplated hereby, and will not file with the Securities and Exchange Commission any Form 8-K (or Form 6-K (if applicable), Registration Statement on Form S-4 (or Form F-4 (if applicable)), including any post-effective amendment thereof, proxy statement, or other document that includes any disclosure regarding this Agreement and the transactions contemplated hereby without consulting with and reasonably considering any comments received from Purchaser, provided that, no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Pubco that were reviewed by Purchaser.

(b)           Purchaser hereby waives all redemption rights with respect to the Forward Purchase Shares in connection with the Business Combination.

(c)           Purchaser has agreed not to vote the shares it purchases pursuant to this Agreement at any vote of SPAC’s stockholders in connection with the Business Combination. This Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with Compliance and Disclosure Interpretation No. 166.01.

(d)           Should a registration statement become a requirement to affect the sale of the Prepaid Forward Purchase Shares, the Parties shall agree to file a registration statement under mutually agreed terms.

6.	Termination.

(a)	This Agreement may be terminated at any time prior to the Forward Closing:

(i)            by mutual written consent of the SPAC, the Company and the Purchaser;

(ii)           automatically, in the event that the BCA is not signed within four (4) Business Day following the date of this Agreement;

(iii)          by Purchaser, if there is any amendment to the BCA to which the Purchaser has not consented and which the Purchaser reasonably determines affects the value of the Prepaid Forward Purchase Shares;

(iv)          automatically if the Parties cannot reach an agreement under Section 5(d); and

(v)           automatically if the Business Combination is not consummated by the one-year anniversary of the date of this Agreement.

(b)           In the event of a termination of this Agreement prior to the Business Combination Closing pursuant to Section 6(a)(iii), the Prepaid Forward Purchase Price, if paid, and all Purchaser’s funds paid in connection herewith shall be returned to the Purchaser on the trust redemption or liquidation date and Purchaser shall return all Forward Purchase Shares. In the event of a termination of this Agreement following the Business Combination Closing, the Purchaser shall return the Prepaid Forward Purchase Shares to Pubco and any remaining amounts in respect of the Prepaid Forward Purchase Shares will be retained by Purchaser, less any amounts still owed to Pubco from sales effected prior to the Maturity Date, and, in either case, thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company Parties and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.             Indemnification. SPAC, the Company and Pubco, jointly and severally, agree to indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, judgments, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees), joint or several, which Purchaser may become subject to, as a result of entering into this Agreement, other than for any breach of this Agreement by Purchaser for which Purchaser shall not be indemnified.

8.             General Provisions.

(a)           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications to either party shall be sent to such party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)           No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company Parties from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company Parties agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company Parties or any of its officers, employees or representatives is responsible.

(c)           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Purchase by Purchaser of the Prepaid Forward Shares and the Purchased Shares.

(d)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in New York County or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)           WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company Parties and the Purchaser.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives should that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)           Expenses. Each of the Company Parties and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants provided, however, the Company shall reimburse the Purchaser for up to $25,000 for legal fees, with no more than $12,500 prior to the Business Combination Closing and the balance upon the Business Combination Closing. The Company also agrees to reimburse the Purchaser up to $0.03 per share for commissions payable to acquire the Purchased Shares upon the Business Combination Closing. The Company Parties shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.

(o)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)           Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)           Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)            Counterparts; Electronic Execution. This Agreement may be signed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER

RiverNorth SPAC Arbitrage Fund, L.P.

By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner

By: RiverNorth Capital Management, LLC, its Managing Member

By:	/s/ Marc Collins

Name: Marc Collins

Title: General Counsel

Address for Notices:

360 South Rosemary Avenue Suite 1420

West Palm Beach, FL 33401

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Telephone No.: (212) 407-4866

Email: gcaruso@loeb.com

SPAC

Mars Acquisition Corp.

By:	/s/ Karl Brenza

Name: Karl Brenza

Title: CEO & CFO

Address for Notices:

Mars Acquisition Corp.
Americas Tower, 1177 Avenue of the Americas
Suite 5100
New York, New York 10036
Attn: Karl Brenza, CEO & CFO
Telephone: (914) 374-0060
Email: kbrenza@verizon.net

With a copy to:

VCL Law LLP
1945 Old Gallows Road, Suite 630
Vienna, Virginia 22182
Attn:       Fang Liu, Esq.
                Bin Hu Karg, Esq.

Signature Page to the Prepaid Forward Purchase Agreement

Telephone No.: (703) 919-7285
Email:      fliu@vcllegal.com;
                bhkarg@vcllegal.com

PUBCO

ScanTech AI Systems Inc.

By:	/s/ Karl Brenza

Name: Karl Brenza

Title: President and Secretary

Address for Notices:

108 W. 13th Street, Suite 100

Wilmington, DE 19801

Attn: Karl Brenza
Telephone: (914) 374-0060
Email: kbrenza@verizon.net

COMPANY

ScanTech Identification Beam Systems, LLC

By:	/s/ Dolan Falconer

Name: Dolan Falconer

Title: President and CEO

Address for Notices:

ScanTech Identification Beam Systems, LLC.
1735 Enterprise Drive
Buford, Georgia 30518
Attn: Dolan Falconer, President and CEO
Telephone No.: (470) 655-0886
Email: dfalconer@scantechibs.com

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105
Attn:      Stuart Neuhauser, Esq.

                Matthew A. Gray, Esq
Telephone No.: (212) 370-1300
Email:     sneuhauser@egsllp.com

mgray@egsllp.com

Signature Page to the Prepaid Forward Purchase Agreement